                                                     Exhibit 23(ii)


                         Consent Of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-________________) of Armco, Inc. for the registration of 100,000 shares of Armco, Inc. common stock pertaining to the 1995 Directors' Stock Purchase and Deferred Compensation Plan of our report dated January 26, 1995, with respect to the consolidated financial statements of National-Oilwell and subsidiaries included in the Armco, Inc. Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young LLP


Houston, Texas
June 14, 1995